Exhibit 99.1

SUBSCRIPTION AGREEMENT

Cormac Mining Inc.
936 West 14th Avenue
Vancouver, British Columbia
Canada V5Z 1R4

Dear Sirs:

     Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________
(__________) shares of Common Stock of Corman Mining Inc. (the “Company”) at a price of $0.05 per Share (the “Subscription Price”).

     Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

     Purchaser further confirms that Brian Roberts and/or Peter Hill solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Roberts and/or Mr. Hill.

     MAKE CHECK PAYABLE TO: CORMAC MINING INC.

     Executed this _____ day of  ___________________, 2008.

__________________________________          _______________________________________

__________________________________          Signature of Purchaser

__________________________________
Address of Purchaser

__________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

                           _____________ X $0.05 ___________ = US$ __________________________
                           Number of Shares Purchased                              Total Subscription Price

Form of Payment:      Cash: _______      Check #:  _________________      Other:  ___________________

CORMAC MINING INC.

By:     ______________________________________

Title:   ______________________________________